UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report: May 12, 2026
(Date of earliest event reported)
SUN COMMUNITIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland				1-12616	38-2730780
(State of Incorporation)				Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 300,	Southfield,	Michigan		48034
(Address of Principal Executive Offices)					(Zip Code)
(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
Sun Communities, Inc. (the "Company") held its Annual Meeting of Shareholders on May 12, 2026 (the "Annual Meeting"). The votes cast with respect to each item of business properly presented at the Annual Meeting are as follows:

(a) Proposal 1 – Election of Directors

Shareholders elected nine directors to serve until the 2027 Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified, or their earlier resignation or removal, as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Tonya Allen	102,364,056	10,038,491	570,157	2,484,867
Meghan G. Baivier	110,368,918	2,569,812	33,974	2,484,867
Jeff T. Blau	111,957,751	992,053	22,900	2,484,867
Mark A. Denien	103,430,977	9,391,061	150,666	2,484,867
Jerome W. Ehlinger	111,070,433	1,820,456	81,815	2,484,867
Brian M. Hermelin	109,998,364	2,951,172	23,168	2,484,867
Craig A. Leupold	112,434,399	456,582	81,723	2,484,867
Gary A. Shiffman	108,655,078	4,168,497	149,129	2,484,867
Charles D. Young	112,515,683	435,167	21,854	2,484,867

(b) Proposal 2 – Non-binding Advisory Vote on Executive Compensation:

Shareholders approved the non-binding advisory vote on executive compensation, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
105,847,022	7,109,561	16,121	2,484,867

(c) Proposal 3 – Ratification of Selection of Independent Registered Public Accounting Firm:

Shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, as follows:

Votes For	Votes Against	Abstentions
115,040,952	408,227	8,392

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: May 18, 2026	By:	/s/ Fernando Castro-Caratini
Fernando Castro-Caratini, Executive Vice President, Chief Financial Officer, Secretary and Treasurer